UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2021

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4503 Glencoe Avenue Marina del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ARMP	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2021, Armata Pharmaceuticals, Inc., (NYSE: ARMP) a Washington corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Innoviva Strategic Opportunities LLC, a Delaware limited liability company (“Innoviva”) and the Cystic Fibrosis Foundation, a Delaware corporation (“CFF” and together with Innoviva, each a “Purchaser” and, collectively, the “Purchasers”) for the private placement of newly issued shares of its common stock, par value $0.01 per share (“Shares”). Pursuant to the Securities Purchase Agreement, the Company issued and sold 1,212,122 Shares to Innoviva and issued and sold 909,091 Shares to CFF, each at a per Share price of $3.30 (the “Private Placements”). The Company received aggregate gross proceeds from the Private Placements of approximately $7.0 million, before deducting transaction expenses.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, the Company must file a registration statement on Form S-1 or Form S-3 (the “Shelf Registration Statement”) covering the resale of the securities issued and sold pursuant to the Securities Purchase Agreement with the U.S. Securities and Exchange Commission (the “Commission”) on a continuous basis pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or if Rule 415 is not available for offers and sales of such securities, by such other means of distribution of such securities as the Purchasers may reasonably specify. The Company must use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event (i) no later than the fifteenth (15th) day following the filing of the Shelf Registration Statement in the event of no “review” by the Commission, (ii) no later than the sixtieth (60th) day following the filing of the Shelf Registration Statement in the event of “limited review” by the Commission, or (iii) in the event of a “review” by the Commission, the one hundred and twentieth (120th) day following the filing of the Shelf Registration Statement, subject to certain exceptions.

The Company also entered into an Amended and Restated Voting Agreement with Innoviva and Innoviva, Inc. (the “Voting Agreement”), pursuant to which Innoviva and Innoviva, Inc. agreed not to vote or take any action by written consent with respect to shares of common stock of the Company held by Innoviva, Innoviva, Inc. or any of its subsidiaries which represent, in the aggregate, more than 49.5% of the total number of shares of common stock issued and outstanding of the Company as of any given record date for voting (such shares, the “Excess Shares”) on matters related to the election of directors to the Board or removal of directors from the Board (“Board Matters”) presented at any meeting of the stockholders of the Company (or any adjournment or postponement thereof) or for their action by written consent, in each case, unless the Board authorizes Innoviva to vote such Excess Shares with respect to Board Matters.

The foregoing descriptions of the Securities Purchase Agreement, the Registration Rights Agreement and the Voting Agreement and the transactions contemplated therein do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the Registration Rights Agreement, and the Voting Agreement, copies of which are filed as Exhibit 10.1, 10.2 and 10.3 hereto, respectively, and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placements is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the Shares was exempt from registration under Section 4(a)(2) of the Securities Act. The sales of the Shares by the Company in the Private Placements was not registered under the Securities Act or any state securities laws, and the Shares may not be offered or sold absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of the Shares did not involve a public offering and was made without general solicitation or general advertising. In the Securities Purchase Agreement, each Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and it is acquiring the Shares for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the U.S. federal securities laws.

Item 8.01	Other Events.

On October 28, 2021, the Company issued a press release announcing the Private Placements. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated October 28, 2021, by and among the Company, Innoviva and CFF.
10.2	Registration Rights Agreement, dated October 28, 2021, by and among the Company, Innoviva and CFF.
10.3	Amended and Restated Voting Agreement, dated October 28, 2021, by and among the Company, Innoviva and Innoviva, Inc.
99.1	Press Release, dated October 28, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2021	Armata Pharmaceuticals, Inc.

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer